UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
+(86) (10) 825 25361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 27, 2015

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company”), will be held on Monday, June 29, 2015, at 8:00 p.m., Eastern Time (Tuesday, June 30, 2015, at 8:00 a.m., Beijing Time), at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190, for the following purposes:

1.

To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015;

3.	To approve the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of Common Stock that are available for issuance thereunder; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

If you owned our common stock at the close of business on May 8, 2015, you may attend and vote at the Meeting.

A Proxy Statement describing the matters to be considered at the meeting is attached to this Notice. Our 2014 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

/s/ Xianfu Han

Xianfu Han
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 29, 2015

This Notice and Proxy Statement and our fiscal year 2014 Annual Report are available online at www.proxyvote.com.

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
+(86) (10) 8252 5361

_______________________________

PROXY STATEMENT
_______________________________

The Board of Directors of China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company,” “China ACM” or “we”) is furnishing this Proxy Statement and the accompanying proxy to you to solicit your proxy for the fiscal year 2014 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held on Monday, June 29, 2015, at 8:00 p.m., E.T., which is 8:00 a.m., Tuesday, June 30, 2015 local time, at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this Proxy Statement?

You have received this Proxy Statement and our annual report because the Board of Directors of the Company (hereinafter sometimes referred to as the “Board of Directors” or “Board”) is soliciting your proxy to vote your shares at the annual meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters described in this Proxy Statement. These actions include the election of directors, the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending June 30, 2015 (which we sometimes refer to as the “independent auditors”), approval of the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of Common Stock that are available for issuance thereunder. An additional purpose of the annual meeting is to transact any other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

Who can attend the annual meeting?

All stockholders of record at the close of business on May 8, 2015, the record date, or their duly appointed proxies, may attend the annual meeting.

What proposals will be voted on at the annual meeting? Stockholders will vote on three proposals at the annual meeting:

•	the election of directors

•	the ratification of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2015; and

•	approval of the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of Common Stock that are available for issuance thereunder.

What are the Board’s recommendations?

Our Board recommends that you vote:

•	FOR election of the nominated directors;

•	FOR ratification of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2015; and

•	FOR the approval of the Amendment No. 2 to Company’s 2009 Equity Incentive Plan to increase 200,000 shares of Common Stock that are available for issuance thereunder.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on May 8, 2015 which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 2,080,799 shares of our common stock outstanding. Holders of common stock as of the record date are entitled to one vote for each share held for each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered, with respect to those shares, the “stockholder of record.” This proxy and our Annual Report have been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy and the Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included with your proxy materials.

How do I vote my shares?

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the United States can vote by telephone by calling the number listed on your proxy materials and following the instructions;

•	By Internet — You can vote over the Internet going to the link provided on your proxy materials and following the instructions; or

•	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 a.m. (ET) on June 28, 2015.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

•	FOR the election of the five nominees for director;

•	FOR the ratification of Friedman LLP as the Company’s independent auditors for the fiscal year ending June 30, 2015;

•	FOR the approval of the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of Common Stock that are available for issuance thereunder.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to the Corporate Secretary. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the annual meeting is May 8, 2015. As of that date, there were 2,080,799 shares of our common stock outstanding.

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. An abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.

What is a broker “non-vote” and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal 2 (ratification of auditors) involves a matter that we believe will be considered routine. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided on your proxy card.

What is required to approve each item?

•	For Proposal No. 1 (election of directors), each director must be elected by a majority of votes cast with respect to such director (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors.

•	For Proposal No. 2 (ratification of independent auditors), Proposal No. 3 (approval of the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of Common Stock that are available for issuance thereunder), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

•	For any other matters on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee in order for that nominee to be elected. Only votes “for” or “withheld” are counted as votes cast with respect to a director. Abstentions and broker non-votes will have no effect.

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

•	filing with us a written notice of revocation of your proxy,

•	submitting a properly signed proxy card bearing a later date,

•	voting over the Internet or by telephone, or

•	voting in person at the annual meeting.

What does it mean if I receive more than one Proxy?

If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please vote by telephone, through the Internet using each personal identification number you are provided, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Action Stock Transfer Corp., at (801) 274-1088.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

How do I learn the results of the voting at the annual meeting?

Preliminary results will be announced at the annual meeting. Final results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

What is “householding?”

“Householding” means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

•	by sending a written request by mail to:

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
Attention: Corporate Secretary

•	by calling our Corporate Secretary, at +(86) (10) 825 25361.

If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting our Corporate Secretary as indicated above.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

•	by mail, to:

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
Attention: Corporate Secretary

•	by telephone, at +(86) (10) 825 25361.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-today operations to those officers, and monitors their performance. Members of the Board keep themselves informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

See “Nominating and Governance Committee” below for a discussion of the process for selecting directors.

There are currently five directors serving on the Board. At the Meeting, five directors will be elected. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Governance Committee c/o the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Governance Committee. To be considered by the Nominating and Governance Committee for inclusion in the proxy for the 2015 fiscal year meeting, recommendations must be received by the Secretary of the Company not later than the close of business on January 21, 2016 or, if the date of the 2015 fiscal year meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting.

In identifying and evaluating nominees, the Nominating and Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and Nasdaq. For a description of the qualifications that the Nominating and Corporate Governance Committee seeks in potential nominees, please see “Nominees – Qualifications for All Directors” below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

		Position with the	Term as Director of
Name	Age	Company	Company
Xianfu Han	54	Chairman, Chief Executive Officer and Director	April 2008 – Present
Weili He	56	Chief Operating Officer, Interim CFO, Vice Chairman and Director	April 2008 – Present
Tao Jin	46	Director	May 2011 – Present
Xinyong Gao	42	Director	June 2012 – Present
Ken Ren	38	Director	June 2012 – Present

Director Qualifications - General

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Nominating and Governance Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Nominating and Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Nominees for Director

Set forth below is a summary of some of the specific qualifications, attributes, skills and experiences of our directors which we believe qualify them to serve on our Board. For more detailed information, please refer to the biographical information for each director set forth below.

Xianfu Han. Mr. Han has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since September 2008 and as the Chairman of Xin Ao since 2003. Mr. Han has over 25 years of management experience in the building material industry, and has worked extensively with various governmental agencies on behalf of our industry in Beijing.

Weili He. Mr. He has extensive experience in the concrete and construction industry, and has specific expertise in strategic planning and plant management and operation.

Tao Jin. Mr. Jin brings to the Board extensive legal and transactional capital markets experience and has worked extensively with both U.S. and PRC based companies, and has a high level of both legal and financial literacy and sophistication.

Xinyong Gao. Mr. Gao brings to the Board extensive experience in the construction industry, both within China and internationally, and years of service in various senior management positions.

Ken Ren. Mr. Ren brings to the Board extensive experience in finance and banking and has a high level of financial literacy and sophistication.

General Information

For information as to the shares of the common stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” below.

See “Directors and Executive Officers” below for biographical summaries for each of our director nominees.

There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

Directors and Executive Officers

Set forth below are the names of our directors, executive officers and significant employees and their business experience during at least the last five years.

Name	Position with the Company and Principal Occupations

Xianfu Han	Mr. Han became our Chairman and Chief Executive Officer on April 29, 2008. From January 2003 to the present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary Beijing Xin Ao Concrete Group, or Xin Ao. His main responsibilities include daily board leadership and strategy initiatives. Since November 2002, Mr. Han has been Chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibilities involved daily management work. From January 2001 to March 2007, Mr. Han acted as Executive Vice Chairman of the Beijing Concrete Association. His primary functions involved public relations and communication with various governmental agencies. Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the "Local Standard of Mineral Admixtures" regulations and was responsible for the "Research and Application of Green High Performance Concrete" published by the Ministry of Construction. Mr. Han has not held any other public company directorships during the past five years.

Mr. Han graduated in 1995 from the Tsinghua University executive MBA program. Mr. Han received his Bachelor degree in engineering management in 1992 from Northern China University of Technology.

Weili He	Mr. He became our Vice-Chairman and Chief Operating Officer on April 29, 2008, and became our Interim Chief Financial Officer on September 21, 2012. His primary responsibility is large client development. From August 2007 to present, Mr. He has worked as Vice Chairman of the board of directors of Xin Ao. From January 2003 to August 2007, Mr. He worked as Chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. His primary responsibilities included strategic planning. Since 2007, Mr. He has served as Vice Chairman of the Beijing Concrete Associations. His primary functions included market research. Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. His primary expertise is plant management and operations. Mr. He received a bachelor’s degree in law from Party School of the Central Committee of C.P.C. Mr. He has not held any other public company directorships during the past five years.

Tao Jin	Mr. Jin became a member of our Board of Directors on May 4, 2011. Mr. Jin is a partner at Vestasia Limited. Prior to that, he had been a senior partner with the Chinese law firm of Jincheng TongDa & Neal, based in Beijing, where he specialized in mergers and acquisitions, foreign investments in China and capital market transactions. Mr. Jin started his legal practice in 1996 at the New York office of Cleary, Gottlieb, Steen & Hamilton where he represented numerous investment banks and corporations in a variety of mergers and acquisitions and capital markets transactions. Mr. Jin joined Sullivan & Cromwell’s Hong Kong office in 1999 where he continued to focus on merger and acquisition transactions. His clients included major multinational corporations, investment banks, PRC corporations and private equity funds. Mr. Jin joined JP Morgan’s legal department in 2002 as head legal counsel for mergers and acquisitions and capital market transactions in China. Immediately prior to joining Jincheng TongDa, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin received his B.S. from Beijing University and his J.D. from Columbia University, and is fluent in English and Mandarin. Mr. Jin is admitted to the New York bar. Mr. Jin has not held any other public company directorships during the past five years.

Mr. Jin serves as Chairman of our Compensation Committee and as a member of our Audit Committee and Nominating and Governance Committee.

Xinyong Gao	Mr. Gao is currently the Deputy General Manager of Beijing Capital Development Holding (Group) Co., Ltd. , a real estate development company based in China, a position he has held since February 2013. From September 2011 to February 2013, he was the Operations Director of the same company. From July 1994 to September 2011, Mr. Gao served in various capacities, most recently the Deputy General Manager, International Engineering Contracting Dept., with Beijing Urban Construction Group Co. Ltd., a China-based construction company which built 41 structures for the 2008 Beijing Olympics. Mr. Gao received his B.A. from Shandong Normal University and his M.B.A. from the Open University of Hong Kong. Mr. Gao has not held any other public company directorships during the past five years.

Mr. Gao serves as Chairman of the Company’s Nominating and Governance Committee and as a member of our Audit Committee and Compensation Committee.

Ken Ren	Mr. Ren is currently the Chief Financial Officer of China Green Agriculture Inc., a position he has held since 2010. Previously, Mr. Ren served as a capital market analyst for the Federal Home Loan Bank of Des Moines, where he analyzed, priced, and assisted in trading investments and issuing debt, conducted hedges and performed analytical work for the bank’s $20 billion investment portfolio of mortgage whole loan and mortgage backed securities. Before this, Mr. Ren served as a senior investment associate at an asset management subsidiary of Wells Fargo, which provides money management services to institutional clients. Earlier, Mr. Ren worked at Residential Capital LLC, a subsidiary of Ally Financial, where he was responsible for risk analytics and reporting while managing its credit residual portfolio. Mr. Ren received Ph.D. in operations research in 2006, and M.S. in computational finance in 2004, both from Purdue University, West Lafayette. Mr. Ren has not held any other public company directorships during the past five years.

Mr. Ren serves as Chairman of the Company’s Audit Committee and as a member of our Compensation Committee and Nominating and Governance Committee.

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings during the last 10 years as described in Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than ten percent of the outstanding common stock of the Company to file with the SEC and Nasdaq reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to us.

Based solely on a review of the copies of such forms received by the Company, Forms 3, 4 and 5 (including amendments to such form) furnished to the Company during and with respect to the year ended June 30, 2014 and written representations from certain persons that no other reports were required for them, we believe that with respect to the year ended June 30, 2014, each of the Company’s directors, officers and more than ten-percent stockholders filed all such required forms on a timely basis.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Friedman LLP (“Friedman”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015. As discussed below, Friedman was appointed as the Company’s independent registered public accounting firm on December 27, 2010.

We are asking our stockholders to ratify the selection of Friedman as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Friedman to our stockholders for ratification as a matter of good corporate practice. However, the Audit Committee has sole authority to appoint the independent registered public accounting firm.

Representatives of Friedman are not expected to be present at the annual meeting, either in person or by teleconference.

Independent Registered Public Accounting Firm’s Fees

The following are the fees billed to us by our auditors during fiscal years ended June 30, 2014 and 2013:

	Years Ended
	June 30,	June 30,
	2014	2013
Audit Fees	$165,000,	$180,000
Audit related fees	-	-
Tax fees	-	-
All Other Fees	-	-
Total	$165,000	$180,000

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our independent auditor, respectively, in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

All Other Fees consist of the aggregate fees billed for products and services provided by our independent and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees. Included in such Other Fees were fees for services rendered by our independent auditor in connection with our private and public offerings conducted during such periods.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining auditor independence and determined that such services are appropriate. Before auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the Audit Committee of the Board.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by Friedman for our consolidated financial statements as of and for the year ended June 30, 2015.

The Company’s principal accountant, Friedman, did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

Vote Required; Board of Directors Recommendation

Approval of and ratification of the selection of Friedman as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting, assuming the presence of a quorum at the annual meeting.

The Board of Directors recommends a vote FOR ratification of the selection of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT NO.2 TO THE COMPANY’S 2009 EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE PLAN

Our Board of Directors, acting upon the recommendation of the Board of Directors’ Compensation Committee, has approved an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) for an increase in the number of authorized shares of common stock under the Plan (the “Amendment No. 2”) and recommends that the Amendment No. 2 be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to the stockholders at the annual meeting.

On June 19, 2009, our Board of Directors adopted the Plan. On March 4, 2014, our Board of Directors adopted and approved the Amendment No.1 of the 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 116, 667 shares to 350,000. The Amendment No.1 was approved by the shareholders at the annual shareholders meeting on April 9, 2014. On May 20, 2015, our Board of Directors adopted and approved the Amendment No. 2 of the 2009 Stock Incentive Plan subject to shareholders approval. The primary purpose for the Amendment No. 2 was to increase the number of shares of the Company’s common stock available for issuance thereunder by 200,000 shares to 550,000 shares of the Company’s common stock.

Pursuant to Section 2.1 of the Plan, the maximum number of shares of common stock of the Company that are available for issuance under the Plan is 350,000. As of May 8, 2015, we have issued shares of restricted stock or stock options to purchase of shares of common stock in an aggregate of 224,805 shares and 125,195 shares of common stock are available for issuance under the Plan.

The Compensation Committee of our Board of Directors has reviewed the Plan and determined that the Plan requires additional available shares for issuance to provide flexibility with respect to stock-based compensation that the Compensation Committee believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board of Directors believes that it is advisable to increase the 350,000 share limit to 550,000 shares in order to attract and compensate employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders.

The proposed Amendment No. 2 to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 200,000 shares, or approximately 9.6% of the 2,080,799 shares of common stock outstanding as of May 8, 2015. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as incentive stock options and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following is a summary of the principal features of the Plan. The summary below is qualified in its entirety by the terms of the Plan, as proposed to be amended. A copy of the Amendment No. 2 is attached hereto as Appendix B and is incorporated by reference herein.

Shares Available

Our Board of Directors has authorized, subject to stockholder approval, 550,000 shares of our common stock for issuance under the Plan. In the event of any stock dividend, recapitalization, stock split, reverse stock split, subdivision or similar change in the capital structure of the Company without consideration, appropriate adjustments will be made to the (a) the number of shares reserved for issuance under the Plan; (b) the exercise prices of and number of shares subject to outstanding Options; and (c) the number of shares subject to other outstanding Awards.

In certain circumstances, shares subject to an outstanding Award may again become available for issuance pursuant to other Awards available under the Plan. For example, shares subject to forfeited, terminated, canceled or expired Awards will again become available for future grants under the Plan.

Administration

The Plan will be administered by a committee of our Board of Directors appointed by our Board of Directors to administer the Plan or if such a committee is not appointed or unable to act, then our entire Board of Directors (the “Committee”). The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Committee determines the persons to whom grants of options and shares of restricted stock are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a nonstatutory stock option, the option's term, vesting and exercisability, the amount and type of consideration to be paid to our company upon the option's exercise and the other terms and conditions of the grant. The terms and conditions of restricted stock Awards are also determined by the Committee. The Committee has the responsibility to interpret the Plan and to make determinations with respect to all Awards granted under the Plan. All determinations of the Committee are final and binding on all persons having an interest in the Plan or in any Award made under the Plan. The costs and expenses of administering the Plan are borne by our company.

Eligibility

Eligible individuals include employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. All eligible individuals may receive one or more Awards under the Plan, upon the terms and conditions set forth in the Plan. There is no assurance that an otherwise eligible individual will be selected by the Committee to receive an Award under the Plan. Because future Awards under the Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such Awards cannot be determined at this time.

Stock Options

Under the Plan, the Committee is authorized to grant stock options. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. Any shares that are canceled will be made available for future Awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option granted under the Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), the term of each option, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Plan, all of which will be evidenced in an individual Award agreement between us and the participant.

Certain limitations apply to incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the date of the option's grant and the term of any such option shall expire not later than the tenth anniversary of the date of the option's grant. In addition, the per share exercise price of any option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock must be at least 110% of the fair market value of a share of our common stock on the date of grant and such option shall expire not later than the fifth anniversary of the date of the option's grant.

Options granted under the Plan become exercisable at such times as may be specified by the Committee. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.

Except as otherwise set forth in the Award agreement, options shall expire after a term of five years. However, the maximum term of options granted under the Plan is ten years. If any participant terminates employment due to death or disability or retirement, the portion of his or her option Awards that were exercisable at the time of such termination may be exercised for 12 months from the date of termination(or such shorter time period as may be specified in the Option Agreement), but in any event no later than the expiration date of the Options. In the case of any other termination, the portion of his or her option Awards that were exercisable at the time of such termination may be exercised for three months from the date of termination (or such shorter time period as may be specified in the Option Agreement), but in any event, no later than the expiration date of the Options.

Options may be exercised only by delivery to the Company of a written stock option exercise agreement in a form approved by the Committee (which need not be the same for each Participant). Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law by cancellation of indebtedness of the Company to the Participant; waiver of compensation due or accrued to Participant for services rendered; transfer of Shares owned by the participant; tender of property; with a promissory note in favor of the Company; or by cashless exercise.

Restricted Stock

Under the Plan, the Committee is also authorized to make Awards of restricted stock. A restricted stock Award entitles the participant to all of the rights of a stockholder of our company, including the right to vote the shares and the right to receive any dividends.

An Award of restricted stock will be evidenced by a written agreement between us and the participant. The Award agreement will specify the number of shares of our common stock subject to the Award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the Award holder's continued employment by us, and any other terms and conditions the Committee shall impose consistent with the provisions of the Plan. The Committee also determines the amount, if any, that the participant shall pay for the shares of restricted stock. However, the participant must be required to pay at least the par value for each share of restricted stock. Upon the lapse of the restrictions, any legends on the shares of our common stock subject to the Award will be re-issued to the participant without such legend.

Unless the Committee determines otherwise in the Award or other agreement, if a participant terminates employment for any reason, all rights to restricted stock that are then forfeitable will be forfeited. Restricted stock that is forfeited by the participant will again be available for Award under the Plan.

Fair Market Value

Under the Plan, fair market value means the fair market value of the shares based upon (i) the closing selling price of a share of our common stock as quoted on Nasdaq or a national securities exchange on which the stock is traded, if the stock is then traded on Nasdaq or a national securities exchange, or, if no such reported sale takes place on such date, the average of the closing bid and asked prices (ii) the average of the closing bid and ask price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange or (iii) if none of the foregoing is applicable, by the Board of Directors in good faith.

Transferability Restrictions

Awards granted under the Plan, and any interest therein, are not be transferable or assignable by the participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto.

Termination or Amendment of the Incentive Plan

Unless sooner terminated, no Awards may be granted under the Plan after June 19, 2019. Our Board of Directors may amend or terminate the Plan at any time, but our Board of Directors may not, without stockholder approval, amend the Plan to increase the total number of shares of our common stock reserved for issuance of Awards. In addition, any amendment or modification of the Plan shall be subject to stockholder approval as required by any securities exchange on which our common stock is listed. No amendment or termination may deprive any participant of any rights under Awards previously made under the Plan.

Summary of Federal Income Tax Consequences of the Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current United States law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Options. There are three points in time when a participant and our company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. We similarly do not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option's exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise.

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a "disqualifying disposition"), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes of shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, in such case, the tax "basis" is the exercise price).

Generally, we will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options. However, we are generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, we will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, we will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Restricted Stock Awards. A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock. With respect to Awards involving shares or other property, such as restricted stock Awards, that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. Alternatively, if an Award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. We generally will be entitled to a deduction for the same amount.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. For purposes of the approval of the Amendment No. 2 of our 2009 Equity Incentive Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

The Board of Directors recommends a vote FOR the approval of the Amendment No. 2 to the Company’s 2009 Equity Incentive Plan.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.China-ACM.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members as identified above. On August 7, 2009, the Board established three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees is comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the committees which may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190, or through our website at www.China-ACM.com.

Prior to establishing the committees of the Board of Directors, our entire Board of Directors handled the functions that would otherwise be handled by each of the committees.

During the fiscal year ended June 30, 2014, the Board of Directors held six meetings. All directors attended all of the meetings of the Board and each committee upon which the director served during the fiscal year ended June 30, 2014. Four of our directors attended the annual meeting of stockholders for the fiscal year ending June 30, 2013. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, the size of the company as well as Mr. Han’s experience and tenure of having been Chairman and Chief Executive Officer since 2008, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans. We have not appointed a lead independent director for our Board of Directors.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm and the Company’s internal audit group; and

•

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable Nasdaq listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are Mr. Jin, Mr. Ren and Mr. Gao.

Audit Committee

Our Audit Committee consists of Mr. Ren, Mr. Jin and Mr. Gao, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Ren serves as our Audit Committee financial expert as that term is defined by Item 407 of Regulation S-K of the Exchange Act. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	reviewing with our independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

•	discussing the annual audited financial statements with management and our independent auditors;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

•	annually reviewing and reassessing the adequacy of our Audit Committee charter;

•	meeting separately and periodically with management and our internal and independent auditors; and

•	reporting to the full Board of Directors; and

•	such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

All members of the Audit Committee met by telephone or in person five times during the fiscal year ended June 30, 2014.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended June 30, 2014 is located on Appendix A to this Proxy Statement.

Our Audit Committee is governed by a written Audit Committee Charter. Our Board of Directors most recently reviewed and adopted an Audit Committee Charter at a meeting held on August 11, 2009. A copy of the Audit Committee Charter is available via our website at www.China-ACM.com. .

Compensation Committee

Our Compensation Committee consists of Mr. Jin, Mr. Ren and Mr. Gao, each of whom is “independent” as that term is defined under the Nasdaq listing standards. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated. The Compensation Committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;

•	reviewing and making recommendations to the board with respect to the compensation of our directors;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and setting the compensation level of our Chief Executive Officer based on this evaluation; and

•	reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

All members of the Compensation Committee met by telephone or in person two times during the fiscal year ended June 30, 2014.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Gao, Mr. Ren and Mr. Jin, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating and Governance Committee is responsible for, among other things:

•	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

•	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to the board the directors to serve as members of the board’s committees; and

•	monitoring compliance with our code of business conduct and ethics.

All members of the Nominating and Governance Committee met by telephone or in person two times during the fiscal year ended June 30, 2014.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to the Company’s directors, officers and employees. A copy of this policy is available via our website at www.China-ACM.com. Printed copies of our Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. During the fiscal year ended June 30, 2013, there were no waivers of our Code of Ethics.

Stockholder Communication with the Board of Directors.

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our Board of Directors, c/o Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190 for submission to the Board or a committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

EXECUTIVE COMPENSATION

Summary Compensation Table— Fiscal Years Ended June 30, 2014 and 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our principal executive officer and our other most highly paid executive officer (the “named executive officers”) for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000 during the fiscal years ended June 30, 2014 and 2013.

Name and Principal Position	Year Ended June 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa tion Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Comp ensati on ($)	Total ($)
Xianfu Han Chairman and CEO	2014 2013	140,000 140,000	-	-	-	-	-	-	140,000 140,000
Weili He, Vice Chairman, interim CFO and COO	2014 2013	109,169 109,169	-	-	-	-	-	-	109,169 109,169

The Company has not used a compensation consultant to determine or recommend the amount or form of executive or director compensation but our management believes that our executive officer compensation package is comparable to similar businesses in our location of operations.

Employment Agreements

In connection with the reverse acquisition of BVI-ACM on April 29, 2008, Mr. Han was elected as our Chairman and Chief Executive Officer effective immediately. In January 2011, we entered into a three-year Employment Agreement with Mr. Han pursuant to which he receives an annual salary of $140,000 for service as our Chief Executive Officer. The initial term of three years as set forth in the agreement expired and the Company and Mr. Han renewed the agreement for another three years from July 1, 2014 to June 30, 2017 on the same terms except for the increased annual salary to $300,000.

Upon termination of Mr. Han’s employment because of death, disability or for cause, the Company will pay or provide to Mr. Han or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. Han may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

Upon the termination of Mr. Han’s employment by the Company without cause, the Company will pay or provide to Mr. Han (i) all amounts due as if Mr. Han’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. Han’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under this Section 6(d) shall be in lieu of any termination or severance payments or benefits for which Mr. Han may be eligible under any of the plans, policies or programs of the Company.

In January 2011, we also entered into a three year Employment Agreement with Mr. He pursuant to which he receives an annual salary of $109,169 for service as our Chief Operating Officer. The initial term of three years as set forth in the agreement expired and the Company and Mr. He renewed the agreement for another three years from July 1, 2014 to June 30, 2017 on the same terms except for the increased annual salary to $300,000.

Upon termination of Mr. He’s employment because of death, disability or for cause, the Company will pay or provide to Mr. He or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. He may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

Upon the termination of Mr. He’s employment by the Company without cause, the Company will pay or provide to Mr. He (i) all amounts due as if Mr. He’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. He’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under this Section 6(d) shall be in lieu of any termination or severance payments or benefits for which Mr. He may be eligible under any of the plans, policies or programs of the Company.

Outstanding Equity Awards at Fiscal Year End

None.

Director Compensation

	Fees Earned or Paid in	Stock Awards	Option Awards	Total
	Cash
Name	($)	($) (1)	($) (1)	($)
Tao Jin	$25,000	--	--	$25,000
Xinyong Gao	$25,000	--	--	$25,000
Ken Ren	$25,000	--	--	$25,000

(1) The amounts in these columns represent the compensation cost of shares of restricted stock awarded by the Company during the fiscal year, except that these amounts do not include any estimate of forfeitures. The aggregate grant date fair value of restricted stock awards granted were determined in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (formerly SFAS123(R)) and are recognized as compensation cost over the requisite service period.

On May 4, 2011, we entered into a director agreement with Tao Jin pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 (10,000 on a pre-split basis) in restricted shares of the Company’s common stock, which vested in four equal quarterly installments.

On June 12, 2012, we entered into a director agreement with Xinyong Gao pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 in restricted shares of the Company’s common stock, which vested in four equal quarterly installments.

On June 12, 2012, we entered into a director agreement with Ken Ren pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 in restricted shares of the Company’s common stock, which vested in four equal quarterly installments.

As of the date of this report none of the restricted shares noted above have been issued to the independent directors.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Indemnification of Directors and Executive Officers and Limitation of Liability

Indemnification under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Article 9 of our Articles of Incorporation provides as follows:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such parson in connection With the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.”

Article 8.9 of our bylaws provides that we shall indemnify our directors and officers to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board, indemnify any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Changes in Control

There are no compensatory plans or arrangements with respect to any officer, director, manager or other executive which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of employment with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change of control of the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 18, 2014, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated, (a) each stockholder has sole voting power and dispositive power with respect to the indicated shares and (b) the address of each stockholder who is a director or executive officer is c/o Yingu Plaza, #1708, 9 Beisihuanxi Road, Haidian District, Beijing 100080, China.

Name & Address of	Office, If Any	Amount and Nature of	Percent of
Beneficial Owner	Officers and Directors	Beneficial Ownership	Class (1) (2)

Xianfu Han (3)	Chairman and CEO	440,481	29.62%
Weili He (4)	Vice Chairman, COO and Interim CFO	293,654	19.75%
Ken Ren (5)	Director	--	*
Tao Jin (6)	Director	--	*
Xinyong Gao (7)	Director	--	*
All officers and directors as a group (5 persons named above)		734,968	49.43%

*Less than 1%

(1) As of the close of business on September 18, 2014, there were 1,904,059 shares of our common stock outstanding.

(2) In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire within 60 days upon exercise or conversion of convertible securities, warrants or options. In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on September 18, 2014 (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding on September 18, 2014, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3) On June 11, 2008, Mr. Han entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008, and American Stock Transfer & Trust Company, or AST, whereby 291,667 shares (3,500,000 shares pre-reverse split) of the Company’s common stock owned by Mr. Han were placed into escrow, with AST appointed as the escrow agent. The 291,667 shares were thereafter transferred into the name of AST and are to be held in escrow and released to Mr. Han if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. Mr. Han maintains voting power over all 291,667 shares until such time as any such shares are transferred to the investors, at which time, such transferred shares will be beneficially owned by such investors.

(4) On June 11, 2008, Mr. He entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008, and American Stock Transfer & Trust Company, or AST, whereby 166,667 shares (2,000,000 shares pre-reverse split) of the Company’s common stock owned by Mr. He were placed into escrow, with AST appointed as the escrow agent. The 166,667 shares were thereafter transferred into the name of AST and are to be held in escrow and released to Mr. He if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. Mr. He maintains voting power over all 166,667 shares until such time as any such shares are transferred to the investors, at which time, such transferred shares will be beneficially owned by such investors.

(5) Mr. Ren is entitled to receive 833 restricted shares of the Company’s common stock per annum under his director agreement but as of the date hereof such shares have not yet been issued.

(6) Mr. Jin is entitled to receive 833 restricted shares of the Company’s common stock per annum under his director agreement but as of the date hereof such shares have not yet been issued.

(7) Mr. Gao is entitled to receive 833 restricted shares of the Company’s common stock per annum under his director agreement but as of the date hereof such shares have not yet been issued.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Except as discussed below, since the beginning of the 2012, there have not been any transaction, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Mr. Xianfu Han, the Company’s Chief Executive Officer and Mr. Weili He, the Company’s Chief Operating Officer and interim Chief Financial Officer, have also advanced funds to BVI-ACM, for working capital purposes. The loans are non-interest bearing, unsecured, and are payable in cash on demand. As of June 30, 2014, $450,540 and $474,845 (including $53,000 due for unpaid rent expenses discussed above) remain payable to Mr. Han and Mr. He, respectively.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

On May 20, 2015, the Board adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.”

Pursuant to the Company’s Related Party Transactions Policy (the “Policy”), a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect “material” interest. The Policy’s definition of a “Related Party” is in line with what was defined under the instruction to Item 404(a) of Regulation S-K promulgated by the Commission, i.e. , a director or an executive officer of the Company or a nominee to become a director of the Company at the time of the transaction; the beneficial owner of more than 5% of the Company's common stock; and any “Immediate Family Member” of any of the foregoing persons.

Under the Policy, the Company’s Chief Financial Officer is the one who determines whether a proposed transaction, as submitted by a Related Party, is a Related Party Transaction that requires the consideration and discussion by the Audit Committee. The Audit Committee is responsible in evaluating and assessing a proposed transaction based on facts and circumstances including those listed in the Policy including comparing the terms of the proposed transaction and the terms available to unrelated third parties or to employees generally.

The Policy also sets forth the procedure for the ratification of past related party transactions and the review of ongoing related party transactions.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of China Advanced Construction Materials Group, Inc. at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190, no later than the close of business on January 21, 2016. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to China Advanced Construction Materials Group, Inc., c/o Corporate Secretary, 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

May 27, 2015	By Order of the Board of Directors

/s/ Xianfu Han
Xianfu Han
Chairman

APPENDIX A

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Ken Ren and a review of Mr. Ren’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Ren shall be designated as an “Audit Committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-K, as Mr. Ren has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication.

The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended June 30, 2014, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2014 with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

The Audit Committee:

By:	/s/ Ken Ren
Ken Ren

By:	/s/ Xinyong Gao
Xinyong Gao

By:	/s/ Tao Jin
Tao Jin

APPENDIX B

AMENDMENT NO. 2 TO
2009 EQUITY INCENTIVE PLAN
OF
CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

China Advanced Construction Materials Group, Inc. (the “Company”) previously approved and adopted the 2009 Equity Incentive Plan and its Amendment No. 1 (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its stockholders. By this Amendment No. 2, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1.     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.     The effective date of this Amendment No. 2 to the Plan shall be June 30, 2015, upon the stockholders’ approval.

3.     Section 2.1 of the Plan is amended and restated in its entirety as follows:

2.1   Number of Shares Available. Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be Five Hundred and Fifty Thousand (550,000) Shares. Subject to Sections 2.2 and 17, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited; or (c) are subject to an Award that otherwise terminates without Shares being issued.

4.     This Amendment No. 2 shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized representative on this May 20, 2015.

China Advanced Construction Materials Group, Inc.

By: /s/Xianfu Han

Name: Xianfu Han
Title: Chief Executive Officer

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
YINGU PLAZA, SUIT 1708
9 NW RING ROAD
HAIDIAN, BEIJING 100190CHINA

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Xianfu Han   02 Weili He   03 Tao Jin   04 Xinyong Gao   05 Ken Ren

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000250382_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
Annual Meeting of Stockholders
June 29, 2015 8:00 PM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Xianfu Han and Weili He, or either of them, as proxies, each with the power to appoint (his) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock. Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of China Advanced Construction Materials Group, Inc., a Nevada corporation (the "Company"), will be held on Monday, June 29, 2015, at 8:00 p.m., Eastern Time (Tuesday, June 30, 2015, at 8:00 a.m., Beijing Time), at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People's Republic of China, 100190 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000250382_2 R1.0.0.51160